
<ARTICLE> 5
<LEGEND>
Registrant is a limited partnership which invests in real estate. In accordance with industry practice, its balance sheet is unclassified. For full information, refer to the accompanying unaudited financial statements.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          OCT-31-1999
<PERIOD-END>                               JUL-31-1999
<CASH>                                       1,171,911
<SECURITIES>                                         0
<RECEIVABLES>                                   68,468
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                               8,037,087<F1>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                   7,868,130<F2>
<TOTAL-LIABILITY-AND-EQUITY>                 8,037,087<F3>
<SALES>                                              0
<TOTAL-REVENUES>                               844,263<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                               463,606
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                380,657
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                            380,657
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   380,657
<EPS-BASIC>                                     3.69<F5>
<EPS-DILUTED>                                        0

<F1>In addition to cash and receivables, total assets include net investments in real estate $6,746,709 and net deferred leasing commissions of $49,999.
<F2>Represents partners' capital.
<F3>Liabilities include accounts payable and other liabilities $168,957.
<F4>Total revenue included rent of $809,835 and interest and other revenue of $34,428.
<F5>Represents net income per Unit of limited partnership interest.

